EXHIBIT 23.2


                        DALE MATHESON CARR-HILTON LABONTE
                              CHARTERED ACCOUNTANTS
                        1140 West Pender St., Suite 1700
                        Vancouver, B.C., Canada, V6E 4G1
                     Phone (604) 682-2778 Fax (604) 689-2778


                         CONSENT OF INDEPENDENT AUDITORS

In connection with the Registration Statement on Form S-8 being filed by Petrogen Corp. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 5,000,000 shares of the Company's common stock to be offered under the Company's Stock Option Plan, we consent to the incorporation by reference in the Registration Statement of our report dated March 31, 2004, in respect to our audits of the consolidated financial statements of the Company as at Dec. 31, 2003 and 2002, which report was included in the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission on April 14, 2004.

We hereby consent to the filing of a copy of this consent as an exhibit to the Registration Statement referred to above.


Dale Matheson Carr-Hilton LaBonte, Chartered Accountants

/s/ DALE MATHESON CARR-HILTON LABONTE
_____________________________________
    Dale Matheson Carr-Hilton LaBonte

Vancouver, British Columbia
July 22, 2004